Exhibit 3.1

THE COMPANIES LAW, CAP. 113

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

CSOL HOLDING PLC

I N T E R P R E T A T I O N

1. In these Regulations:

‘Cyprus’	shall mean the Republic of Cyprus

‘the Law’	shall mean the Companies Law, Cap. 113 or any Law substituting or amending the same

‘the Seal’	shall mean the common seal of the Company

‘the Secretary’	shall mean any person appointed to perform the duties of secretary of the Company

Unless otherwise required by the text, the terms ‘written and ‘in writing’ shall be construed to include printing, lithography, photography and other modes of presenting or reproducing words in a visible form.

Unless otherwise required by the text, the words or terms included in these Regulations shall have the meaning ascribed to them in the Law or any amendment thereof, in force on the date on which these Regulations shall become binding on the company.

EXCLUSION OF TABLE ‘A’

2. The Regulations of the Law included in Table ‘A’ of the First Schedule to the Law shall not apply except in so far as the same is repeated or embodied in these Regulations.

BUSINESS

3. The Company shall pay all the preliminary or other expenses and shall countersign, adopt or implement and undertake or continue (with such amendments as the contracting parties may agree upon and the Directors shall approve), any agreement or business or work which has been or is being carried out (as the case may be) before the incorporation of the Company, as the Company may decide.

SHARE CAPITAL AND VARIATION OF RIGHTS

4. The shares shall be at the disposal of the Company who, upon complying with the provisions of the immediately following Regulation, may by way of ordinary resolution allot or otherwise dispose of them in the appropriate manner as regards the persons, the time and, in general, the terms and conditions, provided that no shares shall be issued at a discount, unless as provided in Section 56 of the Law.

5. Subject to any instructions as to the contrary which may be included in a Resolution approved at a general meeting of the Company, all new shares and/or other securities giving right to the purchase of shares in the Company or which are convertible into shares of the Company, shall be offered before their issue to the shareholders of the Company on a pro-rata basis of the participation of each shareholder in the capital of the Company, on a specific date fixed by the Directors. Any such offer shall be made upon written notice to all the shareholders specifying the number of the shares and/or other securities giving right to the purchase of shares in the Company or which are convertible into shares in the Company, which the shareholder is entitled to acquire and the time period (which shall not be less than fourteen days from the dispatch of the written notice) within which the offer, if not accepted, shall be deemed to have been rejected. If, until the expiry of the said time period, no notification is received from the person to which the offer is addressed or to which the rights have been assigned that such person accepts all or part of the offered shares or other securities giving right to the purchase of shares in the Company or which are convertible into shares of the Company, the Directors may dispose of them in any manner as they deem more advantageous for the Company.

If, as a result of inequality between the number of the shares under issue or other securities giving right to the purchase of shares or which are convertible into shares of the Company and the number of the shares held by shareholders entitled to the aforementioned offer of the new shares and or other securities, the distribution of the new shares and/or other securities among the shareholders becomes difficult, this difficulty shall be settled by a resolution of the Directors unless the Company in general meeting approves instructions to the contrary.

Provided that this Regulation shall take effect in the cases where the proposed shares shall be issued against contributions in cash.

6. Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, any share in the Company may be issued with such preferred, deferred or other special rights or with such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company, by ordinary resolution, may from time to time determine.

7. Subject to the provisions of Article 57 of the Law, any preference shares may, with the sanction of an ordinary resolution, be issued on the condition that they are, or at the discretion of the Company are liable to be redeemed on such terms and in such manner as the Company, prior to the issue of such shares, may by special resolution determine.

8. If at any time the share capital of the Company is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of shares of that class) may, subject to the provisions of Article 70 of the Law, whether or not the Company is being wound up, be amended or abolished with the written consent of the holders of three-fourths of the issued shares of that class, or with the sanction of an extraordinary resolution approved at a separate general meeting of the holders of the shares of that class. The provisions of these Articles relating to general meetings shall apply to such separate general meetings, mutatis mutandis, but so that the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll and, if at any previously adjourned general meeting of these holders there is not a quorum, the shareholders or shareholders present shall be deemed to form a quorum.

9. The rights conferred upon the holders of the shares of any class shall not (unless otherwise expressly provided in the terms of issue of the shares of that class) be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

10. The Company may exercise the powers conferred upon it under Article 52 of the Law on the payment of commission on the condition that the percentage rate or the amount of the commission paid or agreed shall be disclosed in the foreseen manner based on the provisions of the said Article and the said percentage rate of the commission shall not exceed ten per cent of the price of issue of the shares on which it is paid, or an amount equal to ten per cent of the said price (as the case may be). This commission may be paid either in cash or with the allotment of shares fully or partly paid up or partly with the one and partly in the other manner. The Company may also, upon the issue of any shares, pay legal brokerage fees.

11. Except as required by Law, no person shall be recognised by the Company as holding any shares upon trust, and the Company shall not be bound by or compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these Regulations or any other law otherwise provided) any other rights in respect of any share, except the absolute and full right to the entirety thereof in the registered holder.

12. Notwithstanding the above, but always subject to the provisions of Article 112 of the Law, the Company may, if it so wishes and if notified accordingly in writing, recognise the existence of the trust on any share even though it cannot register it in the Company’s Register of Members. This recognition is made known with a letter to the trustees and is irrevocable provided this trust continues to exist, even if the trustees or some of them are replaced.

13. (a) The Company shall keep a Register of Members and a Directory of Members under Articles 105 and 106 of the Law, which shall be available for inspection by the Members free of charge and by any third party upon the payment of an amount determined by the Directors.

(b) Subject to the provisions of Regulation 14 herebelow, every person whose name is entered as a Member in the Register of Members shall be entitled to receive, without payment, within two months after the allotment or the lodgement of transfer of the shares (or within such other period as the terms of issue shall provide) one certificate for all his shares or several certificates, each for one or more of his shares upon payment of 20 cent for every certificate issued after the first such certificate or with the payment of such lesser amount as the Directors shall from time to time determine. Every certificate shall be under the seal of the Company and shall specify the shares to which it relates and the amount paid up thereon. Provided that in respect of a share or shares held jointly by several persons, the Company shall not be bound to issue more that one certificate, and delivery of a certificate for a share to one or several joint holders shall be sufficient delivery to all such holders. If a share certificate is defaced, lost or damaged, it may be replaced upon payment of 20 cent or any similar lesser amount and on similar terms (if any) as to the evidence regarding such defacing, destruction or loss, the granting of an indemnity and the payment of the out-of-pocket expenses of the Company in relation to the investigation of the produced evidence, as the Directors may from time to time determine at their discretion.

14. Provided that if the Company’s securities are listed in any Stock Exchange and upon obtaining all the necessary relevant licences, the Company shall be entitled to proceed with such arrangements regarding the keeping of the Register of Members and the issue of statements indicating the transactions of the Member, instead of the issue of a share certificate, as allowed or provided from time to time by all relevant laws.

15. The Company shall not give, whether directly or indirectly, and whether by means of a loan, guarantee, the provision of collateral or otherwise, any financial assistance for the purpose of or in connection with a purchase or subscription made or to be made by any person of or for any shares in the Company or in its holding company, nor shall the Company make a loan for any purpose whatsoever with its shares or those of its holding company as collateral; but nothing in this Regulation shall prohibit transactions mentioned in the provision to Article 53(1) of the Law.

LIEN

16. The Company shall have a first and paramount lien on every share for all monies (whether payable presently or not) called or payable at a fixed time in respect of that share. The Company shall also have a first and paramount lien on all shares standing registered in the name of a single person for all monies presently payable by him or his estate or his heirs to the Company; but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Regulation. The Company’s lien, if any, on a share shall extend to all dividends payable thereon.

17. The Company may sell, in such manner as the Directors shall approve, any shares on which the Company has a lien, but no sale shall be made unless a sum in respect of which the lien exists is presently payable or until the expiration of fourteen days after a notice in writing, stating the amount presently payable and demanding such payment, has been given to the registered holder for the time being of the share, or the person entitled thereto by reason of the registered holder’s death or bankruptcy.

18. To give effect to any such sale, the Directors may authorize a person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to check the application of the purchase money paid by him nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings with reference to the sale.

19. The proceeds of the sale shall be paid to the Company and applied in payment of the presently payable part of the amount in respect of which the lien exists, and the remainder, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

CALLS ON SHARES

20. The Directors may from time to time make calls upon the Members in respect of any monies unpaid on their shares (either in relation to their nominal value or as premium thereon) and which calls, according to the terms of the shares’ issue, were not payable on a fixed date and each Member shall (provided he receives at least fourteen days’ notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified, the amount called on his shares. A call may be revoked or postponed as the Directors may think fit.

21. A call shall be deemed to have been made at the time when the resolution of the Directors authorizing the call was passed and may be required to be paid by installments.

22. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

23. If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due, shall pay interest on the sum from the day appointed for payment thereof until the time of actual payment at such rate as the Directors may from time to time determine, but which in no case shall exceed eight per cent yearly. The Directors shall be at liberty to waive payment of such interest or expenses wholly or in part.

24. Any sum which, by the terms of issue of a share, becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall, for the purposes of these Regulations, be deemed to be a call duly made and payable on the date on which by the terms of issue the same becomes payable, and in case of non-payment all the relevant provisions of these Regulations as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified. The Directors may, during the issue of shares, distinguish from among the holders of shares as to the amount payable on every call and time of payment.

25. The Directors may, if they think fit, receive from any Member willing to advance the same, all or any part of the monies unpaid upon any shares held by him and, upon all or any of the monies so advanced, they may, (until the same would, but for such advance, become payable) pay interest at a rate which shall not exceed (unless the Company otherwise determines in general meeting) five per cent yearly. The interest rate shall be agreed upon every time between the Directors and the Member advancing the said monies.

TRANSFER OF SHARES

26. The instrument of transfer of any share shall be executed by or on behalf of the transferor and the transferee, and the transferor shall be deemed to be the holder of the share until the name of the transferee is entered into the Register of Members in relation to such share.

27. Subject to the restrictions in these Regulations, as they may apply, the Members are entitled to transfer all or any of their shares by instrument of transfer in any usual or common form or in any other form, which the Directors may approve.

28. The Directors may refuse to register the transfer of a share on which the Company has lien.

29. The Directors may refuse to recognize any instruments of transfer unless:

(a)

the instrument of transfer is accompanied by the certificate of the shares to which it relates, and such other evidence as the Directors may reasonably require, to prove the transferor’s right to proceed with the transfer; and

(b)	the instrument of transfer is in respect of only one class of shares.

30. If the Directors refuse to register a transfer of shares they shall, within two months after the date on which the transfer was lodged with the Company, send to the transferee notice of their decision.

31. The Company shall be entitled to charge a fee, which the Directors may specify from time to time, on the registration of every probate, letters of administration, certificates of death, power of attorney or other instrument.

TRANSMISSION OF SHARES DUE TO DEATH OR BANKRUPTCY

32. In case of death of a Îœember of the Company, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognized by the Company as having any title to his interest in the shares; but nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by him with other persons.

33. Any person becoming entitled to a share in consequence of the death or bankruptcy of a Îœember of the Company may, upon such evidence being produced as may from time to time properly be required by the Directors, and subject as hereinafter provided, elect either to be registered himself as holder of the share or to have another person nominated by him registered as the transferee thereof; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that Îœember before his death or bankruptcy, as the case may be.

34. If the person so becoming entitled shall elect to be registered himself as holder, he shall deliver or send to the Company a notice in writing signed by him stating that he has so elected. If he elects to have another person registered, he shall testify his election by executing to that person a transfer of the share.

35. A person becoming entitled to a share by reason of the death or bankruptcy of the holder shall be entitled to the same rights as regards dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Îœember in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company. Provided always that the Directors may, at their discretion, at any time give notice requiring any such person to elect either to be registered himself as shareholder or to have the share transferred, and if the notice is not complied with within ninety days from the day when it was given, the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share and withhold and refrain from granting any benefits or rights connected with the shares until the requirements of the notice have been complied with.

FORFEITURE OF SHARES

36. If a Member fails to pay any call or installment of a call Î¿n the day appointed for payment thereof, the Directors may, at any time thereafter and so long as any part of the call or installment remains unpaid, serve him a notice requiring payment of so much of the call or installment as is unpaid, together with any interest which may have accrued and any expenses incurred by the Company.

37. The notice shall specify a new date (not earlier than the expiration of fourteen days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed, the shares in respect of which the call was made will be liable to be forfeited.

38. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may, at any time thereafter, but before the payment required by the notice has been made, be forfeited with a resolution of the Directors to that effect.

39. A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors may think fit, and at any time before a sale or disposal, the forfeiture may be cancelled on such terms as the Directors think fit.

40. A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all monies which, at the date of forfeiture, were payable by him to the Company in respect of the shares. His liability will cease to exist when all monies payable to the Company in respect of these shares have been fully paid.

41. A statutory declaration in writing as provided by the Law, that the declarant is a Director or the Secretary of the Company, and that a share in the Company has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to or have any interest in the share. The Company may receive the consideration, if any, given for the share on any sale or disposal thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share, and shall not be bound to check on the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings regarding the sale or disposal of the share.

42. The provisions of these Regulations as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

CONVERSION OF CAPITAL

43. The Company may from time to time by ordinary resolution increase the share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe.

44. The Company may by ordinary resolution:-

(a)	consolidate and divide all or any of its share capital into shares of a greater amount than its existing shares;

(b)

subdivide its existing shares, or any of them, into shares of a smaller amount than the one fixed by the Memorandum of Association subject, nevertheless, to the provisions of Article 60(1)(d) of the Law;

(c)	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person,

and by special resolution:

(d)	reduce its share capital or any capital redemption reserve fund or any share premium account in any manner and subject to any terms required by the Law.

GENERAL MEETINGS

45. The Company shall, every year, hold a general meeting as its annual general meeting in addition to any other meetings in that year, and shall specify the meeting as such in the notices calling it, and not more than fifteen months shall elapse between the date of one annual general meeting of the Company and that of the next. Provided that so long as the Company holds its first annual general meeting within eighteen months of its incorporation, it need not hold it in the year of its incorporation or in the following year. The annual general meeting shall be held at such time and place, as the Directors shall appoint.

46. All general meetings other than the annual general meetings shall be called extraordinary general meetings.

47. The Directors and/or the Chairman Emeritus may, whenever they think fit, convene an extraordinary general meeting. Extraordinary general meetings shall also be convened on requisition or, in default, they may be convened by such requisitionists as provided by Article 126 of the Law. If at any time there are not, within Cyprus, sufficient Directors capable of forming a quorum, any Director or any two Members of the Company may convene an extraordinary general meeting in the same manner or as approximately as possible as such meetings would be convened by the Directors.

Members of the Company who hold, in total, 5% of the issued share capital, may propose items to be discussed at general meetings, provided these are received by the Company at least fifteen days prior to the notice convening the General Meeting.

NOTICE OF GENERAL MEETINGS

48. The annual general meeting and a meeting called for the passing of a special resolution shall be called by at least twenty-one days’ written notice. The Company’s other meetings shall be called by fourteen days’ written notice at least. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day specified for the holding of the meeting. The notice shall specify the place, the day and the hour of the meeting and, in case of special business, the general nature of that business and shall be given in the manner hereinafter mentioned or in such other manner as may be prescribed by the Company after the general meeting, to such persons as are, under the Regulations of the Company, entitled to receive such notices from the Company.

Provided that the meetings of the Company called by shorter notice than that specified in this Regulation shall be deemed to have been duly called if it is so agreed:

(a)	in the case of a meeting called as the annual general meeting, by all the Members entitled to attend and vote thereat; and

(b)

in the case of any other meeting, by a majority in number of the Members having a right to attend and vote thereat, being a majority holding, together, not less than 95 per cent of the nominal value of the shares giving that right.

49. The accidental failure to give notice of a meeting to, or the non-receipt of notice of a meeting by any person entitled to receive notice, shall not invalidate the proceedings at that meeting to which such notice refers.

PROCEEDINGS AT GENERAL MEETINGS

50. All business transacted at extraordinary general meetings and all business transacted at annual general meetings with the exception of the declaration of a dividend, the examination of the accounts, balance sheets and reports of the Directors and auditors, the elections of Directors in the place of those retiring and the appointment of, and the fixing of the remuneration of the auditors, shall be deemed as special.

51. No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business. Save as otherwise provided in these Regulations, three Members present in person or by proxy shall form a quorum. The Chairman Emeritus shall not constitute part of the quorum.

52. If within half an hour from the time appointed for the meeting a quorum is not formed, the meeting, if convened upon the requisition of Members, shall be dissolved. In any other case, it shall stand adjourned on the same day the following week, at the same time and place or on such other day and at such other time and place as the Directors may determine and specify and if at the adjourned meeting a quorum is not formed within half an hour from the time appointed for the meeting, one or more Members present shall form a quorum.

53. All notices and other communications concerning the general meeting which each Member is entitled to receive, must also be sent to the Company’s auditors.

54. The chairman, if any, of the Board of Directors shall act as chairman of every general meeting of the Company. In case there is no such chairman, or if he shall not be present within fifteen minutes after the time appointed for the holding of the meeting or if he is unwilling to act, then the Directors present shall elect one among them to act as chairman of the meeting.

54A. The Company shall appoint a person to hold the honourable position of the Chairman Emeritus, who shall have the right to receive notice of and to attend the meetings of the Members of the Company. The Chairman Emeritus shall have the right to convene a meeting of the Members of the Company from time to time. The quorum or the validity of a meeting of the Members will not be affected in any way in case the Chairman Emeritus is not in attendance and/or has not been properly invited to such meeting. For the avoidance of doubt, failure to provide notice to the Chairman Emeritus of a general meeting shall not constitue the proceedings of the meeting invalid.

55. In case no Director is willing to act as chairman of the meeting or no Director is present within fifteen minutes from the time fixed for the meeting, then the Members present shall elect one among them to act as chairman of the meeting.

56. The Chairman may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business that would have been transacted at the meeting for which the adjournment took place. When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given in the same manner as in the case of the original meeting. Save as provided above, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

57. At any general meeting, any resolution put to the vote of the meeting shall be decided by a show of hands unless (before or on the declaration of the result by the show of hands) a poll is demanded:

(a)	by the Chairman; or

(b)	by at least two Members present in person or by proxy; or

(c)	by any Member or Members present in person or by proxy and representing not less than one tenth of the total of all Members having the right to vote at the meeting; or

(d)

by a Member or Members holding shares in the Company conferring a right to vote at the meeting, being shares on which an aggregate sum equal to not less than one tenth of the total sum paid up on all the shares conferring the said right has been paid up.

Unless a poll is so demanded, a declaration by the Chairman that a resolution has, by a show of hands, been carried (unanimously or by a particular majority), or rejected, and an entry to that effect in the book containing the minutes of the proceedings of the Company shall be conclusive evidence of the fact, without the need for proof of the number or proportion of the votes recorded in favour of or against such resolution.

The demand for a poll may be withdrawn.

58. Except as provided in Regulation 61, if a poll is duly demanded it shall be taken in such manner as the chairman directs, and the results of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

59. In the case of equality of votes, whether on a show of hands or on a poll, the chairman of the meeting shall have a second or casting vote.

60. A poll demanded for the election of a chairman or the adjournment of the meeting shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs, and any business, other than upon which a poll has been demanded, may proceed before the poll.

VOTES OF MEMBERS

61. Subject to any rights or restrictions for the time being attached to any class or classes of shares, on a show of hands, every Member present in person or by proxy shall have one vote, and on a poll, every Member shall have one vote for each share of which he is the holder. The Chairman Emeritus shall not be entitled to vote at General Meetings of the Company but shall be invited to and entitled to expressly provide his opinion and feedback to the Members of the Company prior to the initiation of any voting procedure at a general meeting.

62. In the case of joint holders, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose, seniority shall be determined by the order in which the names stand in the Register of Members.

63. A Member of unsound mind, or in respect of whom an order has been issued by any Court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, through the administrator of his property, his committee, the receiver, the curator bonis, or other person with a similar capacity, appointed by that Court. These persons may, on a poll, also vote by proxy.

64. No member shall be entitled to vote at any general meeting unless all calls or other sums presently owed by him in respect of his shares in the Company have been paid.

65. No objection shall be raised as to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting whose decision shall be final and conclusive.

66. On a poll, votes may be given either personally or by proxy.

67. The instrument appointing a proxy shall be in writing and signed by the appointer or his attorney duly authorized in writing or, if the appointer is a legal person, either under seal, or signed by a duly authorized officer or attorney. A proxy need not be a Member of the Company.

68. The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed or a duly certified copy of that power or authority shall be deposited at the registered office of the Company or such other place within Cyprus as specified for that purpose in the notice convening the meeting any time before the time for holding the meeting or adjourned meeting, at which the person appointed shall vote and, in the case of a poll, any time before the time appointed for the same. In case of failure to comply with the aforesaid, the instrument of proxy shall not be treated as valid.

69. An instrument appointing a proxy shall be in the following form or a form as near thereto as circumstances admit:

‘                                                                                                                PLC

(name of company)

I/We………………………., of ……………………………, being a Member/Members of the abovementioned company, hereby appoint ………. ………., of ……………., or failing him …………………………., of ………………, as my/our proxy to vote for me/us on my/our behalf at the (annual or extraordinary, as the case may be) general meeting of the Company and at any adjournment there of.

Signed this …………… day of ……………….., 20….’

70. Where it is desired to afford members an opportunity of voting for or against a resolution, the instrument appointing a proxy shall be in the following form or a form as near thereto as circumstances admit:

‘                                                                                                               PLC

I/We………………………., of ……………………………, being a Member/Members of the abovementioned company, hereby appoint ………. ………., of ……………., or failing him …………………………., of ………………, as my/our proxy to vote for me/us on my/our behalf at the (annual/extraordinary, as the case may be) general meeting of the Company, to be held on the ……………….. day of …………….., 20……., and at any adjournment there of.

Signed this …………… day of ……………….., 20….

This form is to be used in favour of*/against* the resolution. Unless otherwise instructed, the proxy shall vote as he thinks fit* (*strike out whichever does not apply).’

71. The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

72. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the Member or revocation of the proxy or of the authority under which the proxy was executed or the transfer of the share in respect of which the proxy is given, provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received at the Company office before the commencement of the meeting or adjourned meeting at which the proxy is used.

73. Subject to the provisions of the Law, a resolution in writing which bears the signature or has been passed by letter, telex, facsimile or telegram by each Member, who has the right to receive notice of the holding of general meetings, attend and vote thereat (or in the case of legal persons the signature of their authorized representatives), is valid and has the same legal effect as if the resolution had been passed at a meeting of the Company duly convened and held. The said resolution may consist of more than one instrument of the same type, each of which bears the signature of one or more Members or representatives thereof and in the case of Members of the Company who are legal persons, the signature of a Member of the Board of Directors or other authorized officer or appointed proxy.

LEGAL ENTITIES ACTING BY REPRESENTATIVES AT MEETINGS

74. Any legal entity which is a Member of the Company may, by resolution of its Directors or other governing body, authorize such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company, and the person so authorized shall be entitled to exercise the same powers on behalf of the legal entity which he represents as that legal entity could exercise if it were a Member of the Company as a natural person.

DIRECTORS

75. Unless and until otherwise determined by the Company in general meeting, the number of Directors shall not be less than two (2) and there shall be no maximum.

76. During the first annual general meeting of the Company and at every subsequent annual general meeting, one third of the Directors of the Company at the time, or if their number is not three or a multiple of three, then the number which is closest to one third, shall withdraw from office.

77. The Directors who withdraw every year shall be those with the longer term of office as from the date of their last election, but amongst persons who became Directors on the same day, unless otherwise agreed between them, the Directors who will withdraw shall be determined by lot.

78. A withdrawing Director shall be entitled to run for reelection.

79. At the general meeting during which a Director withdraws in the aforesaid manner, the Company may fill the vacant position by electing a person and if it fails to do so, the withdrawing Director, if eligible for reelection, shall be deemed to have been reelected, unless it is specifically decided at the said meeting that the vacant position shall not be filled or unless a resolution for the reelection of such Director has been proposed at the said meeting and rejected.

80. No person other than a Director who withdraws during the meeting shall be entitled to be elected in the position of the Director at any general meeting unless proposed by the Directors, or unless a written notice, signed by a Member of the Company who is entitled to attend and vote at the said meeting of the Company is delivered to the registered office of the Company, stating his intention to propose the said person for election, along with a written notice signed by the said person, stating his readiness to be elected, at least three and no more than twenty-one days before the date fixed for the meeting.

81. (1) The remuneration of the Directors shall be determined from time to time by the Company in general meeting. The Chairman Emeritus shall be entitled to a fixed remuneration as may be determined from time to time by the Company in a general meeting.

(2) Any Director who, upon the request of the Company, offers special services to the Company or needs to travel or stay abroad serving the purposes of the Company, shall receive from the Company such additional remuneration in the form of salary, grant, out-of-pocket expenses or in any other manner as the Directors may decide.

82. The shareholding qualification for Directors may be determined by the Company in general meeting; unless and until so determined, no qualification shall be required.

83. A Director of the Company may be or become a Director or other officer or otherwise acquire an interest in any company whose incorporation has been promoted by the Company or in which the Company may have an interest as shareholder or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a Director or officer of, or as a result of his interest in such other company, unless the Company otherwise directs.

BORROWING POWERS

84. The Directors may exercise all the powers of the Company for borrowing or fund raising without limitation or guarantee and mortgage, pawn, assign or in any other manner charge the business, property assets, rights, choses in action and book debts, receivables, income and the Company’s uncalled capital or any part thereof and issue and create bonds, debenture shares, mortgages, pledges, assignments, charges or other guarantees as collateral for any loans, liabilities or obligations of the Company or any third persons.

POWERS AND DUTIES OF DIRECTORS

85. The business of the Company shall be managed by the Directors, who may pay all expenses incurred in promoting and incorporating the Company, and may exercise all such powers of the Company as are not, by the Law or by these Regulations, required to be exercised by the Company in general meeting, subject nevertheless to any of these Regulations, the provisions of the Law and the provisions of any regulations – which are not in conflict with the Articles of Association or the provisions of the Law—as may be prescribed by the Company in general meeting; but no regulation made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that Regulation had not been made.

86. The Directors may at any time appoint, by power of attorney, any company, firm or person or body of persons, whether nominated directly of indirectly, to act as attorney or attorneys of the Company. The Directors shall determine, at their discretion, the purposes for which such authorisation is given, including the discretionary powers as well as authorisations vested in attorneys so appointed (but such authorisations shall in no case exceed the powers vested in or exercisable by the Directors under these Regulations) and the time period and the terms under which such authorisation is granted. The Directors may include in the power of attorney, as they think fit, any terms for the protection and convenience of the persons dealing with any such attorney. The Directors may also authorise any such attorney to delegate all or any of his powers, including discretionary powers and authorisations.

87. The Company may exercise the powers conferred by Article 36 of the Law, which relate to the use of the official seal abroad, and such powers shall be exercised by the Directors.

88. The Company may exercise the powers conferred by Articles 114 to 117 (inclusive) of the Law, in respect of the keeping of the Dominion Register outside its seat. The Directors may (subject to the provisions of the above articles) issue or amend regulations which govern the keeping of any such register as they think fit.

89. (1) A Director who has in any way, a direct or indirect interest in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Directors in accordance with Article 191 of the Law.

(2) Directors who have an interest in any contract, agreement or settlement proposed to be concluded with third parties may attend the meeting at which the matter is discussed but shall not have the right to vote.

(3) The Directors may hold any other office or profit making position in the Company (other than the office of auditor) along with the office of Director for such period and on such terms (as to remuneration and other matters) as the Directors may determine; and no Director or intending Director shall be disqualified on the grounds of holding such office, from contracting with the Company whether with regard to his tenure or any such other office or place of profit or as a vendor, purchaser or otherwise; nor shall any such contract, or any contract or settlement concluded by or on behalf of the Company in which any Director has, in any way, interest, be liable to be cancelled; nor shall any Director so contracting or having such an interest be liable to account to the Company for any profit realized by any such contract or settlement by reason of such Director holding that office or of the fiduciary relationship thereby established.

(4) The Directors may act either personally or by their firm in a professional capacity for the Company, and the Director or his firm shall be entitled to remuneration for professional services as if he were not a Director; provided that nothing herein contained shall authorize a Director or his firm to act as auditor to the Company.

90. All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments, and all receipts for monies paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.

91. The Directors shall cause recordings to be made in the books kept for this purpose:

(a)	of the appointment of any officer made by the Directors;

(b)	of the names of the Members of the Board of Directors attending each meeting of the Board or any of the committees thereof;

(c)	of the decisions taken and the business transacted at the meetings of the Company, the meetings of the Board of Directors and its committees.

PENSIONS

92. The Directors may, on behalf of the Company, pay gratuity, pension or other benefit on the retirement of any Director who held a remunerative office or beneficial post in the Company or to his widow or dependants and may contribute to any fund or give additional remuneration for the purchase or grant of such gratuity, pension or benefit

DISQUALIFICATION OF DIRECTORS

93. The Office of Director shall be vacated if the Director:

(a)	loses such capacity by virtue of Article 176 of the Law or

(b)	becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(c)	becomes prohibited from being a Director by reason of any order made under Article 180 of the Law;

(d)	becomes of unsound mind; or

(e)	resigns from his office by a notice in writing to the Company.

APPOINTMENT OF ADDITIONAL DIRECTORS AND

REMOVAL OF DIRECTORS

94. The Company may, from time to time, by ordinary resolution, increase or reduce the number of Directors, provided that such number shall not be smaller or greater than the minimum or maximum number of Directors as provided in these Articles.

95. The Directors have, at any time and from time to time, authority to appoint each time any person as their member either to fill a vacant position or as an additional member to the existing members of the Board, on condition that the overall number of such members shall in no case exceed the number specified in these Regulations. Every Director so appointed shall keep his position only until the following annual general meeting, where he shall have the right to be reelected.

96. The Company may by ordinary resolution, of which special notice has been given in accordance with Article 136 of the Law, remove any Director before the expiration of his period of office notwithstanding anything in these Regulations or in any agreement between the Company and such Director. Such removal shall be without prejudice to any claim such Director may have for damages for breach of any contract of service between him and the Company.

97. The Company may, at any time and from time to time (without prejudice to the powers of the Directors under Regulation 95) appoint by ordinary resolution any person as Director and specify the period during which the said person shall hold this position.

PROCEEDINGS OF DIRECTORS

98. The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In the case of equality of votes, the chairman shall have a second or casting vote. Prior to any vote the Chairman Emeritus (if present at the meeting) shall be invited to express his opinion on the items on the agenda and subject to vote by the Directors. A Director may, and the Secretary on the requisition of a Director and/or the Chairman Emeritus shall, at any time, summon a meeting of the Directors. All the Directors who are absent from Cyprus and who would communicate to the Company their registered address abroad, shall be given at least 96 hours notice of the upcoming meeting of the Directors. A meeting may take place over the phone or by other means where all persons present can, at the same time, hear and be heard by all other persons present. The Chairman Emeritus shall have the right to contribute to the agenda of any Directors’meeting and provide the same to the secretary for circulation.

99. The quorum necessary for the transaction of the business of the Directors shall be at least half of the total number of Directors attending a meeting in person or by an alternate. The Chairman Emeritus shall not constitute part of the quorum.

100. The continuing Directors may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below the number fixed by or pursuant to the Regulations of the Company as the necessary quorum of Directors, the continuing Directors or Director, as the case may be, may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

101. The Directors may elect a chairman of their meetings and determine the period for which he shall hold office; but if no such chairman is elected, or if the chairman so elected is not present within five minutes from the time fixed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

101A. The Chairman Emeritus, shall have the right to receive notice of and to attend the meetings of the Directors of the Company. The Chairman Emeritus shall have the right to convene a meeting of the Directors of the Company from time to time as per Regulation 98 above. The quorum or the validity of a meeting of the Directors will not be affected in any way in case the Chairman Emeritus is not in attendance and/or has not been invited to such meeting. For the avoidance of doubt, failure to provide notice to the Chairman Emeritus of a general meeting shall not constitue the proceedings of the meeting invalid.

101B. The Chairman Emeritus shall not be entitled to vote at a meeting of Directors of the Company. Moreover, the Chairman Emeritus shall have the right to express his opinion on views on the various agenda points as well as provide the Directors of the Company with guidance and/or input regarding the various matters discussed at the meeting. Any views and/or input provided by the Chairman Emeritus shall be duly recorded and documented in the relevant minutes. Any matters and/or information discussed at the meetings of the Directors of the Company shall remain at all times confidential when such information is not of public domain.

102. The Directors may delegate any of their powers to a committee or committees consisting of one or more members of their body as they think fit; any committee so formed shall, in the exercise of the powers so delegated to it, comply with the rules which may have been imposed on it by the Directors, in respect of its powers, composition, proceedings, quorum or any other matter.

103. Every committee may elect a chairman of its meetings; if no such chairman is elected, or if at any meeting the chairman is not present within five minutes from the time fixed for holding the same, the members present may choose one of their number to be chairman of the meeting.

Subject to the regulations which may have been imposed on it by the Directors, every committee may meet and adjourn as it thinks fit. Matters arising at any meeting shall be determined by a majority of votes of the members present. The Chairman Emeritus shall have the right to contribute to the agenda of any committee meeting and prior to any vote at the said committee meeting the Chairman Emeritus (if present at the meeting) shall be invited to express his opinion on the items on the agenda and subject to vote by the members of the Committee.

104. All acts done by any meeting of the Directors or of a committee of Directors or by any person acting as a Director shall be valid, notwithstanding that it shall be afterwards revealed that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were not duly qualified to this end. Such acts shall be as valid as if every such person had been duly appointed and was qualified to be a Director.

105. A resolution in writing signed or approved by letter, telex, facsimile or telegram by all Directors or their Alternates, shall be as valid and effectual as if it had been passed at a meeting of the Directors duly convened and held. Any such resolution in writing signed as aforesaid may consist of several documents each signed by one or more of the persons aforesaid.

ALTERNATE DIRECTORS

106.

(a) Each Director has the power to nominate any time another Director or any other person not being a Director to act as his Alternate Director. He shall also have the discretionary power to remove him.

(b)

The Alternate Director of a Director is subject, in all respects, to all the terms and conditions which apply to all Directors (with the exclusion of the power to appoint Directors) and has the right to receive all notices of the meetings of the Directors and attend, speak and vote at any such meeting in which his appointer Director is not present.

(c)

A person may act as Alternate Director for more than one Directors and during such period is entitled to a separate vote for each of his appointer Directors and in case he is also a Director, he shall be entitled, in addition to his own vote, to the number of votes equal to the number of his appointer Directors.

(d)

The appointment or removal of an Alternate Director may be made by telegram or any other means approved by the Directors. The said telegram must confirmed with a letter the soonest possible, but in the meantime the Company may act based on such telegram or radiogram.

(e)

As soon as the Director loses his title as Director in any other manner or due to the vacancy of his position at a meeting of the Company in which he is reelected, the person appointed by him as aforesaid shall no longer have power or authority to act as his Alternate Director.

(f)

The Alternate Director of a Director shall not be taken into account in calculating the greater or smaller number of Directors allowed each time, but shall be taken for the purpose of reckoning if a forum is formed at a meeting of the Directors which he attends and at which he has the right to vote.

MANAGING DIRECTOR

107. The Directors may from time to time appoint one or more of them to the office of Managing Director or any other person as Director for such period and on such terms as they think fit. A Director so appointed shall not (whilst holding that office) be subject to retirement in turn nor shall he be counted in the selection of the Directors retiring in turn. But the appointment of a Director as a Managing Director shall be automatically terminated if, for any reason, he ceases to be a Director, or subject to the terms of any agreement with the Company, if the Company decides at a general meeting to terminate his appointment as Managing Director.

108. A Managing Director shall receive such remuneration as the Directors may determine from time to time. The remuneration of the Director appointed as Managing Director shall be independent of and additional to the remuneration fixed by virtue of Regulation 81 of these Regulations.

109. The Directors may entrust to and confer upon the Managing Director any of the powers exercisable by them and the exercise of such powers shall be subject to any conditions and restrictions imposed by the Directors as they think fit. The powers so delegated may be exercised either in parallel with the Directors or solely and exclusively by the Managing Director, on condition that the Directors may, each time, revoke, suspend or amend all or some of the powers so delegated.

SECRETARY

110. The Secretary shall be appointed by the Directors for such term, at such remuneration and upon such conditions as they may think fit; and any Secretary so appointed may be removed by them.

111. No person who is:-

(a)	the sole Director of the Company; or

(b)	a legal person, the sole Director of which is at the same time the sole Director of the Company; or

(c)	the sole Director of a legal entity which is the sole Director of the Company,

shall be appointed or hold the position of Secretary.

112. A provision of the Law or these Regulations requiring or authorizing a thing to be done by or to a Director or the Secretary, shall not be deemed to have been implemented if this was done by or to the same person acting both as Director and as, or in place of, the Secretary.

SEAL

113. (a) The Directors shall provide for the safe custody of the seal, which shall only be used by the authority of the Directors or by a committee of the Directors authorized to this effect. Any document to be sealed with this seal must bear the signature of a Director and also be signed by the Secretary or a second Director or another person appointed by the Directors to this effect.

(b)	The Company may have, in addition to the said seal, an official seal under the provisions of Article 36(1) of the Law and which shall be used for the purposes stated in the said Article.

DIVIDENDS AND RESERVE

114. The Company in general meeting may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

115. The Directors may from time to time pay to the Members such interim dividends (including the fixed dividends payable at fixed times) on any preference shares or other shares as appear to the Directors to be justified by the profits of the Company.

116. No dividend shall be paid otherwise than out of profits.

117. The Directors may set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose to which the profits may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than in shares of the Company) as the Directors may from time to time think fit. The Directors may also, without placing the same in the reserve, carry forward to the next year any profits, which they may think prudent not to divide.

118. Subject to the rights of any persons, if any, entitled, to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the dividend is paid; but no amount paid or credited as paid on a share in advance of calls shall be treated, for the purposes of this Regulation, as paid on the share. All dividends shall be allotted and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a specific date, such share shall rank for dividend in the manner provided for in this provision.

119. The Directors may deduct from any dividend payable to any Member, all sums of money (if any) presently payable by him to the Company on calls or in any other manner in relation to his shares in the Company.

120. Any general meeting declaring a dividend may direct payment of such dividend wholly or partly by the distribution of specific assets and in particular of fully paid up shares, debentures or debenture stock of any other company or in any one or more of such ways or in any other way; and the Directors shall give effect to such resolution, and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient, and in particular may issue fractional certificates and determine the value of distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all parties; and may vest any such specific assets in trustees as may seem expedient to them.

121. Any dividend, interest or other monies payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of that one of the joint holders who is first named in the Register of Members or to such person and to such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonus or other amounts paid in respect of the shares held by them as joint holders.

122. No dividend shall bear interest against the Company.

ACCOUNTS

123.	The Directors shall cause proper books of account to be kept with respect to:-

(a)	all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place;

(b)	all sales and purchases of goods by the Company; and

(c)	the assets and liabilities of the Company.

In order to be deemed as proper books, the said books kept must include all the books of account necessary to give a true and fair view of the state of the Company’s affairs and show its transactions

124. The books of account shall be kept at the registered office of the Company or, subject to Article 141(3) of the Law, at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors.

125. The Directors shall from time to time determine whether and to what extent and at what time and place and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors; and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by statute or authorized by the Directors or by the Company in general meeting.

126. The Directors shall from time to time, in accordance with Articles 142, 144 and 151 of the Law, cause to be prepared and to be laid before the Company in general meeting such profit and loss accounts, balance sheets, consolidated accounts (if any) and reports as are referred to in the above Articles.

127. A copy of every balance sheet (including every document required by Law to be annexed thereto) which is to be laid before the Company in general meeting, together with a copy of the auditors’ report shall, not less than twenty-one days before the day of the meeting, be sent to every Member of and every holder of debentures of the Company and to every person registered under Regulation 38.

Provided that this Regulation shall not be deemed to require a copy of those documents to be sent to any person whose address the Company is not aware of or to more than one of the joint holders of any shares or debentures of the Company.

CAPITALISATION OF PROFITS

128. The Company in general meeting may, upon the recommendation of the Directors, resolve that it is desirable to capitalize any part of the amount for the time being standing to the credit of any of the Company’s reserve accounts or standing to the credit of the profit and loss account or otherwise available for distribution, and accordingly that such sum be set free for distribution, amongst the Members who would have been entitled thereto if distributed by way of dividend and in the same proportions, on condition that the same be not paid in cash but be applied either in or towards paying up any amounts for the time being unpaid on any shares held by such Members respectively or paying up in full non-issued shares or debentures of the Company to be allotted and distributed, credited as fully paid up to and amongst such Members in the proportion aforesaid, or partly in the one way and partly in the other, and the Directors shall give effect to such resolution.

Provided that a share premium account and a capital redemption reserve fund, for the purposes of this regulation, may only be applied in the paying up of non-issued shares to be issued to Members of the Company as fully paid bonus shares.

129. Whenever such resolution as aforesaid shall have been passed, the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalized thereby, and all allotments and issues of fully paid shares or debentures, if any. Generally, they shall do all acts and things required to give effect thereto, with full power to make such provisions by the issue of fractional certificates or by payment in cash or otherwise as they think fit for the case of shares or debentures becoming distributable in fractions and also to authorize any person to enter on behalf of all Members entitled thereto into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares or debentures to which they may be entitled upon such capitalization or, as the case may require, for the payment by the Company on their behalf, by the application thereto of their respective proportions of the profits resolved to be capitalized, of the amounts or any part of the amounts remaining unpaid on their existing shares; and any agreement made under such authority shall be effective and binding on all such Members.

AUDIT

130. Auditors shall be appointed and their duties shall be regulated in accordance with Articles 153 to 156 (both inclusive) of the Law.

NOTICES

131. Notices are given by the Company to any Member either personally or by post or by facsimile to his registered address. Where a notice is sent by post, the said notice shall be deemed to have been served if duly posted and if bearing the correct address and postage, at the expiration of 24 hours after the letter containing the same is posted. In the cases of notices sent by facsimile, they shall be deemed to have been served as soon as they are sent, provided there is the relevant transmission confirmation.

132. A notice may be given by the Company to the joint holders of a share by giving the notice to the holder first named in the Register of Members in respect of that share.

133. A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a Member by sending it through the post in a prepaid letter addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description, at the address, if any, within Cyprus supplied for the purpose by the persons claiming to be so entitled, or (until such address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

134. Notices of general meetings shall be given as provided hereinabove to:

(a)	every Member except those Members who have not supplied to the Company a registered address for the service of notices to them;

(b)

every person upon whom the ownership of a share is devolved by reason of his being a legal representative or a trustee in bankruptcy of a Member where the Member, but for his death or bankruptcy, would have been entitled to receive notice of the meeting; or

(c)	the auditor for the time being of the Company;

(d)	Chairman Emeritus.

No other person shall be entitled to receive notices of general meetings.

WINDING UP

135. If the Company shall be wound up the liquidator may, with the sanction of an extraordinary resolution of the Company and any other sanction required by the Law, divide amongst the Members in kind or in specie all or part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

INDEMNITY

136. The members for the time being of the Directors or other officers of the Company shall be entitled to be indemnified out of the assets of the Company against any losses or liabilities which they may sustain or incur in or about the execution of their duties including liability incurred by them in defending any proceedings whether civil or criminal in which judgment is given in their favour or in which they are acquitted or in connection with any application under Article 383 of the Law in which any remedy is granted to them by the Court. The Directors or other officers of the Company shall have no responsibility for damages or accidents occurring in the Company during the execution or due to the execution of their duties. This paragraph shall apply only to the extent that it is not contrary to the provisions of Article 197 of the Law.

Sgd ...........................………….